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As filed with the Securities and Exchange Commission on December 13, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
under
the Securities Act of 1933

Legacy Housing Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2451 (Primary Standard Industrial Classification Number)	20-2897516 (I.R.S. Employer Identification No.)

Legacy Housing Corporation
1600 Airport Freeway, #100
Bedford, Texas 76022
(817) 799-4900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Curtis D. Hodgson
Kenneth E. Shipley
Co-Chief Executive Officers
Legacy Housing Corporation
1600 Airport Freeway, #100
Bedford, Texas 76022
(817) 799-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steve Wolosky, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Bryan L. Goolsby, Esq. Kenneth L. Betts, Esq. Winston & Strawn LLP 2121 N. Pearl Street, Suite 900 Dallas, Texas 75201 (214) 453-6500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ (File No. 333-228288)

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒ Emerging Growth Company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	575,000(2)	$12.00	$6,900,000	836.28

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes shares the underwriters have the option to purchase to cover over-allotments, if any. The shares being registered pursuant to this Registration Statement are in addition to the $51,318,750 of shares registered pursuant to the Registrant's Registration Statement on Form S-1 (Registration No. 333-228288).

           The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 575,000 shares of Common Stock, par value $0.001 per share, of Legacy Housing Corporation (the "Company"), having a maximum aggregate offering price of $6,900,000. The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-228288) (the "Prior Registration Statement") declared effective on December 13, 2018 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein. The additional shares that are being offered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

        The required opinion and consents are listed in the Exhibit Index below and are filed herewith.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    Exhibits and Financial Statement Schedules

Exhibit Number		Description
5.1		Opinion of Olshan Frome Wolosky LLP, as to the legality of the common stock.
23.1		Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
23.2		Consent of Grant Thornton LLP, independent registered public accountants.
24.1	*	Power of Attorney (set forth on signature page of the registration statement).

*
Incorporated by reference to the Company's Registration Statement on Form S-1, File No. 333-228288.

II-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Texas, on the 13th day of December 2018.

LEGACY HOUSING CORPORATION
By:	/s/ CURTIS D. HODGSON
	Name:	Curtis D. Hodgson
	Title:	Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

/s/ CURTIS D. HODGSON Curtis D. Hodgson		Co-Chief Executive Officer and Director (principal executive officer)	December 13, 2018
/s/ KENNETH E. SHIPLEY* Kenneth E. Shipley		Co-Chief Executive Officer and Director (principal executive officer)	December 13, 2018
/s/ JEFFREY V. BURT Jeffrey V. Burt		Chief Financial Officer (principal financial and accounting officer)	December 13, 2018
*By:	/s/ NEAL J. SUIT Neal J. Suit Attorney-in-Fact

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. Exhibits and Financial Statement Schedules
SIGNATURES